UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):
November 20, 2018 (November 16, 2018)

Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
8111 Westchester Drive, Suite 400 Dallas, TX 75225 (Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (214) 981-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 16, 2018, the Board of Directors (the “Board”) of Sunoco GP LLC, a Delaware limited liability company (the “General Partner”) and the general partner of Sunoco LP, a Delaware limited partnership (the “Partnership”), adopted and approved the Sunoco LP 2018 Long-Term Incentive Plan (the “Plan”). The Plan became effective on November 16, 2018 (the “Effective Date”) and will continue in effect until the earlier of the date (i) it is terminated by the Board, (ii) all common units representing limited partner interests in the Partnership (“Common Units”) available under the Plan have been paid to participants and (iii) the tenth anniversary of the Effective Date.
The Plan authorizes the Board to grant unit options, unit appreciation rights, restricted units and phantom units (including any tandem distribution equivalent rights), unit awards and other unit-based awards to the employees, officers and directors of the General Partner, the Partnership, Energy Transfer Operating, L.P. (the sole member of the General Partner) or any of their subsidiaries or affiliates. The named executive officers of the General Partner are eligible for awards under the Plan. No more than10 million Common Units may be delivered under the Plan. Common Units delivered pursuant to an award granted under the Plan may be newly issued Common Units or acquired in the open market or from any other person, including an affiliate of the Partnership, as determined by the Board or a committee thereof.
The foregoing summary does not purport to be complete and is qualified by reference to the full text of the Plan, which is filed as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Sunoco LP 2018 Long-Term Incentive Plan, dated as of November 16, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
	By:	Sunoco GP LLC, its general partner
Date: November 20, 2018	By:	/s/ Arnold D. Dodderer
Arnold D. Dodderer
General Counsel & Assistant Secretary